                                   EXHIBIT 99


                           First Franklin Corporation
                    4750 Ashwood Drive Cincinnati, Ohio 45241
                        (513) 469-8000 Fax (513) 469-5360



July 17, 2004
Cincinnati, Ohio

First Franklin Corporation (FFHS) Announces Earnings

First Franklin Corporation, the parent of Franklin Savings and Loan Company, Cincinnati, Ohio today announced net income of $174,000 ($0.11 per basic share) for the second quarter of 2004 and $455,000 ($0.28 per basic share) for the six months ended June 30, 2004. This compares to earnings of $356,000 ($0.22 per basic share) for the second quarter of 2003 and $763,000 ($0.47 per basic share) for the six months ended June 30, 2003.

Franklin Savings has eight locations in Greater Cincinnati. The Corporation's common stock is traded on the Nasdaq National Market under the symbol "FFHS".


CONTACT: Thomas H. Siemers
                   President and CEO
                   (513) 469-8000